UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 16, 2017

Technovative Group, Inc.

(Exact name of registrant as specified in its charter)

Wyoming	333-175148	38-3825959
(state or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Unit 11-3, Jalan TPP 1/4, Taman Perindustrian Puchong, 47160 Puchong,
Selangor, Malaysia

(address of principal executive offices) (zip code)

+603 8069 1638

(registrant’s telephone number, including area code)

Room 1301, 13/F., Wing Tuck Commercial Centre, 177-183 Wing Lok Street,
Sheung Wan, Hong Kong

(former name or former address, if changed since last report)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02    DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On March 16, 2017, Lee Chan Yue, the Company’s Chief Executive Officer, Chairman of the Board of Directors (the “Board”) resigned from all of her positions as director and officer of the Company.

Also effective on March 16, 2017, Dato Foo Khee Long was appointed as the Chief Executive Officer, President, Treasurer, Secretary and director of the Board of the Company.

Set forth below is the biographical information about the new executive officer and directors:

Name	Age	Position
Dato Foo Khee Long	41	Chief Executive Officer, President, Treasurer, Secretary, and Director

Dato Foo Khee Long, graduated with a Bachelor Degree in Information Technology from National University of Malaysia. He has been associated with the ICT industry for more than 20 years, and worked for a few renowned companies like Sony and Hewlett-Packard-Packard. He was chosen by the IDA Singapore to represent Singapore in the Asia Pacific Information and Communications Technology Awards 2014 in Hong Kong with the project named "Instant E-Commerce Solution" called "12EPay Buy Button".

His passion and dedication in the ICT industry has awarded him with the Outstanding Entrepreneur of the year sponsored by the Aspire Entrepreneurs Group Holdings in 2014. Dato Foo is enthusiastic in giving back to society, and has been an active member in the Scout Association and Lions Clubs International.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 16, 2017	Technovative Group, Inc

	By:	/s/ Dato Foo Khee Long
Name: Dato Foo Khee Long
Title: Chief Executive Officer

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